(a)(33)

AMENDMENT NO. 29 TO TRUST INSTRUMENT OF

VOYA VARIABLE INSURANCE TRUST

Name Change of Series

Effective: August 9, 2019

THIS AMENDMENT NO. 29 TO THE TRUST INSTRUMENT OF VOYA VARIABLE INSURANCE TRUST (“VVIT”), a Delaware statutory trust, dated July 15, 1999, as amended (the “Trust Instrument”), reflects resolutions adopted by the Board of Trustees of VVIT at a meeting held on May 23, 2019, with respect to the name change for VY Goldman Sachs Bond Portfolio, acting pursuant to the Trust Instrument, including Article II, Section 2.6 and Article XI, Section 11.8 of VVIT’s Trust Instrument.  The resolutions serve to change the name of VY Goldman Sachs Bond Portfolio to VY BrandywineGLOBAL — Bond Portfolio, effective August 9, 2019.

VOYA VARIABLE INSURANCE TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of Voya Variable Insurance Trust (“VVIT”), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of VVIT at a meeting held on May 23, 2019 with regard to the name change of VY Goldman Sachs Bond Portfolio, effective August 9, 2019:

WHEREAS, Article II, Section 2.6 and Article XI, Section 11.8 of the Trust Instrument dated July 15, 1999, as amended (the “Trust Instrument”) of Voya Variable Insurance Trust (“VVIT”) provides that the Board of Trustees may amend the Trust Instrument; so be it

RESOLVED, that the change in name from “VY® Goldman Sachs Bond Portfolio” to “VY® BrandywineGLOBAL — Bond Portfolio,” or a substantially similar name, be, and it hereby is, approved, and the officers of VVIT be, and each hereby is, authorized, with the advice of counsel, to take any and all such actions they determine, in their discretion, to be necessary or desirable to prepare, execute and deliver an amendment to the Trust Instrument to change the name of the series, to be effective on a date deemed appropriate by the officers of VVIT; and

FURTHER RESOLVED, that the officers of VVIT, be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect such name change, including, but not limited to, filing with the U.S. Securities and Exchange Commission supplement(s) and/or post-effective amendment(s) to VVIT’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of renaming VY® Goldman Sachs Bond Portfolio; and to prepare and file such amendment(s) and/or supplement(s) to the registration statement in such form as may be approved by the officers of VVIT.

		By:	/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Secretary

Dated:	October 3, 2019